SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12

The Walt Disney Company

(Name of Registrant as Specified in Its Charter)

Trian Fund Management, L.P.

Trian Fund Management GP, LLC

Nelson Peltz

Peter W. May

Matthew Peltz

Josh Frank

James A. Rasulo

Trian Partners, L.P.

Trian Partners Parallel Fund I, L.P.

Trian Partners Master Fund, L.P.

Trian Partners Co-Investment Opportunities Fund, Ltd.

Trian Partners Fund (Sub)-G, L.P.

Trian Partners Strategic Investment Fund-N, L.P.

Trian Partners Strategic Fund-G II, L.P.

Trian Partners Strategic Fund-K, L.P.

Isaac Perlmutter

The Laura & Isaac Perlmutter Foundation Inc.

Object Trading Corp.

Isaac Perlmutter T.A.

Zib Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

In response to inquiries from shareholders of The Walt Disney Company (“Disney”) relating to the involvement of Trian Fund Management, L.P. (“Trian”) with Disney, representatives of Trian have responded, and may in the future respond, with the following statements or substantially similar statements from time to time:

“Thank you for your support. We appreciate your passion! As a large shareholder of Disney we are interested in the long-term success of Disney and are excited about the opportunity to represent the interests of all shareholders in the boardroom. Our nominees, Nelson Peltz and Jay Rasulo, are dedicated, experienced, and positioned to help address Disney’s considerable challenges. We encourage you to learn more about our efforts at www.RestoreTheMagic.com.”

“Thank you for your message. We appreciate you sending us this information and may reach out to you in the future to get more thoughts from you about Disney. We believe that our nominees, Nelson Peltz and Jay Rasulo, are dedicated, experienced, and positioned to help address Disney’s considerable challenges. We encourage you to learn more about our efforts at www.RestoreTheMagic.com.”

“Thank you for reaching out. To learn more information about how we want to Restore the Magic, please visit www.RestoretheMagic.com. For more information about how to vote for Trian’s nominees, Nelson Peltz and Jay Rasulo, please reach out to Okapi Partners at (877) 629-6357 or info@okapipartners.com or D.F. King at (800) 207-3158 or Disney@dfking.com. Every vote counts! We will be furnishing a definitive proxy statement containing more information on how to vote, along with a blue proxy card, to Disney shareholders shortly. Please stay tuned.”

IMPORTANT INFORMATION

Trian Fund Management, L.P., together with Nelson Peltz, Peter W. May, Josh Frank, Matthew Peltz, Isaac Perlmutter, James A. Rasulo, Trian Fund Management GP, LLC, Trian Partners, L.P., Trian Partners Parallel Fund I, L.P., Trian Partners Master Fund, L.P., Trian Partners Co-Investment Opportunities Fund, Ltd., Trian Partners Fund (Sub)-G, L.P., Trian Partners Strategic Investment Fund-N, L.P., Trian Partners Strategic Fund-G II, L.P., Trian Partners Strategic Fund-K, L.P., The Laura & Isaac Perlmutter Foundation Inc., Object Trading Corp., Isaac Perlmutter T.A., and Zib Inc. (collectively, the “Participants”) intend to file a definitive proxy statement and accompanying form of blue proxy card with the Securities and Exchange Commission (the “SEC”) to be used in connection with the 2024 annual meeting of shareholders of the Company.

THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING BLUE PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY’S SHAREHOLDERS.

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the preliminary proxy statement on Schedule 14A filed by Trian Fund Management, L.P. with the SEC on January 18, 2024.